Exhibit 10.3

Third Amendment

VICTORY CAPITAL MANAGEMENT INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Victory Capital Management Inc. (“Employer”) has adopted and maintains the Victory Capital Management Inc. Deferred Compensation Plan (“Plan”) for the benefit of eligible employees;

WHEREAS, the Employer is permitted and desires to accommodate past service credit on account of its acquisition of USAA Investment Management Company (as of July 1, 2019).

RESOLVED FURTHER, that Section 3.4(b)(i) of the Plan is hereby amended by adding thereto a new subsection (F), to read as follows:

(F) For purposes of calculating Years of Service, employment with USAA and its subsidiaries and/or affiliates prior to 12/31/2019 shall be treated as employment with the Employer only for such former USAA employees who were employed by USAA and its subsidiary and/or affiliate immediately prior to being hired by Victory Capital Management, Inc. and only if hired by Victory Capital Management, Inc. prior to 12/31/2019.

RESOLVED FURTHER, that in all other respects the Plan is hereby modified and affirmed.

This Amendment is hereby adopted effective for Plan Years beginning on and after January 1, 2019.

Dated: July 29, 2019

VICTORY CAPITAL MANAGEMENT INC.

By:  /s/ NINA GUPTA

Nina Gupta, Chief Legal Officer